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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in the Registration Statements of The DII Group,
Inc. (formerly DOVatron International, Inc. Nos. 33-73556, 33-79940 and 33-90572 on Form S-8 and No. 33-80175 on Form S-3 of our report dated January 31, 1996 on the consolidated financial statements of Orbit Semiconductor, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which financial statements appear in Registration Statement No. 333-6789 of The DII Group on Form S-4 and are incorporated by reference in this Form 8-K.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Jose, California
August 27, 1996